UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33132
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

Flora Growth Corp. (the "Company") has filed a prospectus supplement (the "ATM Prospectus Supplement") to its effective U.S. registration statement on Form S-3 (File No. 333-274204) in connection with its "at the market" Sales Agreement with Revere Securities LLC, dated September 23, 2025. Pursuant to the ATM Prospectus Supplement, the Company may, at its discretion from time to time, sell up to an additional $3,450,000 of common shares under its "at the market" program.

By filing the ATM Prospectus Supplement, the offering of common shares under the prospectus supplement dated September 23, 2025 (the "Previous Prospectus Supplement") is hereby terminated. The Company sold common shares with an aggregate value of $129,482 under the Previous Prospectus Supplement.

Item 9.01. Exhibits.

Exhibit	Description
5.1	Opinion of Fogler, Rubinoff LLP
8.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Fogler, Rubinoff LLP (included in Exhibit 5.1)
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORA GROWTH CORP.
(Registrant)

Dated: September 29, 2025	By: /s/ Dany Vaiman
Dany Vaiman
Chief Financial Officer